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                                                               EXHIBIT 4(ii)

                          CERTIFICATE OF AMENDMENT

                                   OF THE

                        CERTIFICATE OF INCORPORATION

                                     OF

                       GRAYBAR ELECTRIC COMPANY, INC.
                          (a New York corporation)
              Under Section 805 of the Business Corporation Law

                  We, the undersigned, Robert A. Reynolds, Jr. and Thomas F. Dowd, being respectively the Chairman of the Board, President and Chief Executive Officer and the Vice President, Secretary and General Counsel of GRAYBAR ELECTRIC COMPANY, INC., hereby certify:

                  1. The name of the Corporation is GRAYBAR ELECTRIC COMPANY, INC. (the "Corporation").

                  2. The Certificate of Incorporation of the Corporation was filed by the Department of State of New York on the 11th day of December, 1925.

                  3. The Restated Certificate of Incorporation of the Corporation was filed by the Department of State of New York on March 26, 1984 and was subsequently amended by a Certificate of Amendment filed on July 14, 1995 and a Certificate of Change filed on September 15, 1999.

                  4. Article THIRD of the Certificate of Incorporation, which sets forth the authorized capital stock of the Corporation is amended to increase the number of authorized shares of common stock from 7,500,000 to 15,000,000, to cancel the existing class of 300,000 shares of preferred stock of the par value of $20 per share (the "Existing Preferred"), none of which are issued or outstanding, and to authorize a new class of 10,000,000 shares of preferred stock of the par value of $.01 per share (the "New Preferred"), and in furtherance thereof said Article THIRD is amended to read in its entirety as follows:

         "THIRD: The aggregate number of shares that the corporation shall have authority to issue is 25,000,000, of which 10,000,000 shares of the par value of One Cent ($.01) shall be preferred stock and 15,000,000 shares of the par value of One Dollar ($1.00) each shall be common stock."

                  5. Article FOURTH of the Certificate of Incorporation is amended to delete references to the Existing Preferred and to set forth that the New Preferred is issuable in one or more series, with the designations, relative rights, preferences and limitations of shares of each such series being fixed by resolution of the board of directors of the Corporation, and in furtherance thereof said Article FOURTH is amended to read in its entirety as follows:

         "FOURTH: The rights, preferences and limitations of the shares of each class are as follows:



                  A. The preferred stock shall be designated as "Preferred
Stock."

                           (a) Shares of Preferred Stock may be issued in
                  one or more series, and each series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares of Preferred Stock shall be identical except as to the relative rights, preferences and limitations as are stated and expressed in the resolution or resolutions providing for the issue of a series adopted by the board of directors as hereinafter provided.

                           (b) Authority is hereby expressly granted to the
                  board of directors to fix, before the issuance of any shares of a particular series, the designation of the series, the number of shares to be included in such series, the dividend rate per annum, the amount in addition to any accrued dividends thereon that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, the redemption price or prices, if any, and the terms and conditions of the redemption, any sinking fund provisions for the redemption or purchase of the shares of the series, the terms and conditions on which the shares are convertible, if they are convertible, and any other rights, preferences, and limitations pertaining to such series.

                  B. The common stock shall be designated as "Common Stock."

                           (a) No holder of Common Stock shall sell,
                  transfer, or otherwise dispose of any shares of such stock to any party other than the corporation without first offering to sell said shares to the corporation at the price for which said shares were issued by the corporation (or in the event of any change, subdivision, combination or reclassification of said shares, then at the price for which were issued the shares so changed, subdivided, combined or reclassified into the shares so offered to the corporation), plus an amount equal to dividends accrued on said stock from the beginning of the calendar quarter to be paid at the close of such calendar quarter only if a dividend for said quarter is declared, and tendering to the corporation the certificates therefor duly endorsed in proper form for transfer, and the corporation is hereby given an option to purchase all or any part of the Common Stock held by such holder at the price aforesaid good from the date of such offer and tender until the expiration of thirty (30) days after said date. Nothing in this Section B contained, however, shall be construed to prevent any holder of shares of Common Stock from transferring such shares to voting or other trustees under a voting trust agreement, or under any other agreement relating to stock of the corporation approved by the board of directors of the corporation or to prevent any subscriber to the Common Stock from causing the stock subscribed for by him from being issued direct to such voting or other trustees and in either event receiving voting trust certificates or other certificates of interest covering the shares so transferred to or issued to such voting or other trustees; and in the event that shares of Common Stock of the corporation shall be transferred to or issued to such voting or other trustees, the voting trust certificates or other certificates of interest so issued to such stockholders or subscribers shall be held by each and every owner thereof subject to the same terms and conditions as provided in this Section B for shares of Common Stock of the corporation; and the terms "shares," "stock," "Common Stock," "shares of stock," "shares of Common Stock," "stock certificates," or "certificates for stock" whenever used in this Section B shall be deemed to include voting trust certificates or other certificates of interest covering shares of Common Stock of the corporation unless otherwise stated, and the term "stockholder" as used in this Section B shall also be deemed to include the owner of such voting trust certificates or other certificates of interest covering shares of Common Stock of the corporation.

                           (b) The corporation is hereby given an option in
                  the event of the death of the holder of any shares of Common Stock of the corporation to purchase from his estate all or any part of such shares at the price per share provided in paragraph (a) of this Section B, at any time from and after the expiration of one year from the date of his death until thirty (30) days after such shares shall have been offered for sale to the corporation at the said price and certificates for said shares of stock duly endorsed in proper form for transfer shall have been tendered to the corporation, accompanied by any other papers necessary or proper to effect a valid transfer. The option in this paragraph (b) given to the corporation, however, is subject to the provision that in the event the estate of any deceased stockholder shall offer to sell and shall tender to the corporation at any time before the expiration of the period of one year from the date of death of such deceased stockholder any stock held by his estate, the option shall terminate unless within thirty
                  (30) days from the time said stock is presented to the corporation for purchase, the corporation shall purchase said stock at the said purchase price.

                           (c) In the event that any holder of Common Stock
                  ceases to be an employee of the corporation, or of a subsidiary corporation, for any cause other than death or retirement on a pension allowed by the corporation or by such subsidiary corporation, the corporation is hereby given an option to purchase all the Common Stock held by such stockholder at the price provided in paragraph (a) of this Section B good from the date such holder ceases to be an employee as aforesaid until the expiration of thirty
                  (30) days after he has made an offer to the corporation to sell said stock at said price and a tender of the certificates therefor duly endorsed in proper form for transfer.

                           (d) All offers for sale of shares to the
                  corporation and tenders of certificates for such shares must be made at the principal office of the corporation, in the County of St. Louis, State of Missouri or such other place as the corporation shall designate by notice in writing to stockholders of record. In the event of any such offer and tender, the mailing of a check for the purchase price as determined pursuant to the provisions of paragraph (a) of this Section B of the shares under option to the seller at the address shown upon the books of the corporation or in the event that the seller is a holder of a voting trust certificate at the address shown upon the books of the voting trustees or at any other address furnished by the seller for such purpose at any time within the option period shall be deemed to be due exercise of the option. The corporation may at any time, whether or not such offer and tender has been made, exercise any option to purchase, redeem, or otherwise acquire any shares of stock of the corporation granted to it hereunder by mailing notice of its election so to do to the record holder of the stock covered thereby at his address as shown upon the stock books of the corporation, or in case of voting trust certificates or other certificates of interest covering stock of the corporation then at the address of the owner thereof as shown upon the books of the voting or other trustees. Said notice shall state in substance that the corporation has elected to exercise its option and that it will make payment for the stock to be thus purchased upon delivery to it at its principal office in the County of St. Louis, State of Missouri or such other place as the corporation shall designate by notice in writing to stockholders of record, of the certificates therefor, properly endorsed for transfer, accompanied by such instruments as the corporation may deem necessary, and such stockholder, or his executors or administrators as the case may be, shall forthwith surrender and deliver at said office the certificates for said stock duly endorsed in blank, accompanied by such instruments, and shall be entitled to receive payment (which payment may be by check) of the purchase price therefor as determined pursuant to the provisions of paragraph (a) of this Section B.

                           (e) In the event that the corporation shall
                  purchase any of the Common Stock upon exercising any of the aforesaid options, the corporation may purchase such stock in the name and for the account of any employee of the corporation or of a subsidiary corporation with funds provided by any such party, or at its option, if it has funds available for the purpose, the corporation may purchase the shares for its own account and deposit them in its treasury, and may resell from time to time any or all such shares purchased for its own account for such price or prices, and to such employee or employees of the corporation or of a subsidiary corporation as the board of directors may determine, or at the option of the board of directors, any or all of such shares may be retired or cancelled in any manner permitted by law.

                           (f) Subject to all of the rights of the Preferred
                  Stock, dividends may be paid upon the Common Stock if and when declared by the board of directors out of any funds of the corporation legally available therefor.

                           (g) Except as otherwise provided in the
                  certificate of incorporation as amended or in the terms of any series of Preferred Stock as fixed by the board of directors as provided herein, the holders of the Common Stock shall have exclusive voting power for the election of directors and upon all other matters that may be submitted to the stockholders for their vote or consent.

                  C. No holder of Common Stock shall hypothecate or pledge any Common Stock except under an agreement of hypothecation or pledge with the pledgee containing the following provisions together in the following sequence:

                           "In the event of the death of the pledgor or in
                  the event that he ceases to be an employee of Graybar Electric Company, Inc. or of a subsidiary corporation for any cause other than death or retirement on a pension, Graybar Electric Company, Inc. shall have the same right to purchase any or all of the pledged stock as it would have had if the stock had not been pledged, and may make payment therefor to the pledgee or any party presenting the certificates therefor, properly endorsed for transfer. The provisions of the certificate of incorporation of the corporation relating to the rights of the corporation to such stock and the price to be paid therefor are set forth on the back of the stock certificates pledged and the pledgee has notice thereof.

                           "In the event that the pledgor shall be in
                  default under the pledge, Graybar Electric Company, Inc. shall have an option, good until the expiration of thirty
                  (30) days from the time written notice of such default is served upon said corporation by the pledgee, to take over the stock pledged and the debt to secure which such stock has been pledged, upon payment to the pledgee of the amount then owing on said debt, and no sale shall be made by the pledgee under said pledge until such option has expired.

                           "In the event that the pledgor shall be in
                  default under the pledge and the amount then owing on the debt shall exceed the price at which Graybar Electric Company, Inc. would be entitled to purchase stock under option given to it in case the pledgor should desire to sell same, said corporation shall have the right, good until the expiration of thirty (30) days from the time written notice is served upon said corporation by the pledgee, to redeem or purchase such stock, at said option price, and may make payment therefor to the pledgee or any party presenting the certificates therefor properly endorsed for transfer, and no sale shall be made by the pledgee until such option has expired.

                           "No other provisions in the hypothecation or
                  pledge shall in any way affect the rights given in the three preceding paragraphs, and by accepting the pledge the pledgee agrees to carry out and be bound by the provisions of the three preceding paragraphs and of the certificate of incorporation as amended of Graybar Electric Company, Inc.

                           "Any right or option in the corporation to
                  purchase, redeem, take over or otherwise acquire any stock of the corporation shall, in accordance with the provisions of the certificate of incorporation as amended, also accrue to and may be exercised by any person, persons, firm or corporation designated by the corporation to purchase or acquire such stock or any part thereof.

                           "It is understood that the certificate of
                  incorporation of Graybar Electric Company, Inc. also provides, in substance, that if any party shall claim or establish ownership of or any interest in shares of stock of the corporation and if such ownership or interest is the result of a sale or transfer in breach of the provisions of the certificate of incorporation, such shares or interest shall at the option of the corporation be subject at all times to purchase by said corporation at prices and under terms and conditions set forth in or to be determined as provided in said certificate of incorporation."

                           In the event that the corporation shall have
                  exercised any such option to take over any stock which shall have been pledged or hypothecated and the debt to secure which such stock has been pledged, the corporation shall have the right, at any time after the expiration of thirty (30) days after written notice mailed to the holder of record of the pledged stock at his address as shown on the books of the corporation, to purchase said stock by paying or tendering to the pledgor the difference, if any, between the amount paid by the corporation to the pledgee in taking over said stock, together with interest to the time of such purchase, and the price which the corporation would be required to pay to purchase said stock in case of sale by the stockholder to the corporation under the provisions of paragraph (a) of Section B; provided, however, that at any time prior to such purchase of said stock by the corporation the pledgor may redeem said stock from the corporation by paying to the corporation the amount which the corporation paid to the pledgee in taking over the said stock, together with interest thereon. All such interest shall be computed at the rate of six per cent (6%) per annum.

                           In the event that the corporation shall have
                  exercised its option to take over any stock which shall have been pledged or hypothecated, and the debt to secure which the stock has been pledged, the corporation shall, in addition to any rights herein granted, be subrogated to all the rights of the pledgee of said stock.

                           No pledge or hypothecation of any stock of the
                  corporation, except in accordance with the foregoing conditions, shall in any way affect the right of the corporation to treat the stock as if it had not been pledged, whether in the hands of the pledgee or any subsequent holder whose title is through the pledgee or through any sale or transfer resulting from the pledge.

                  D. All certificates of Common Stock of the corporation shall contain or have endorsed thereon the provisions of the certificate of incorporation as amended in respect of the sale, transfer and pledge of stock, and all voting trust certificates or other certificates of interest covering stock of the corporation issued under a voting trust agreement or other agreement to which the corporation may be a party shall likewise contain or have endorsed thereon said provisions. No transfers of stock shall be recorded on the books of the corporation unless effected in accordance with the provisions of the certificate of incorporation as amended. Each holder of a certificate of stock of the corporation shall be charged with notice of the provisions of the certificate of incorporation of the corporation as amended and shall by receiving any such stock certificate be deemed to assent to and be bound by all of the provisions of the certificate of incorporation as amended.

                           If for any reason whatsoever any party to whom a
                  sale or transfer has been made in breach of any of the provisions of the certificate of incorporation as amended should claim or establish ownership of or any interest in any shares of stock of the corporation, such shares shall thereupon become subject to redemption or purchase at any and all times thereafter at the option of the corporation, whether in the hands of such party or any subsequent transferee, immediate or remote, upon mailing thirty (30) days notice of the election of the corporation to redeem or purchase such shares to the then holder of record at its address as it appears upon the stock books of the corporation or the books of the voting or other trustees at the price provided in paragraph (a) of Section B hereof, and the corporation may redeem or purchase any such shares upon paying the price specified.



                           The corporation shall withhold any dividends and
                  refuse to permit the exercise of any voting right upon any shares transferred in violation of the provisions of the certificate of incorporation as amended or in regard to which there has been any default in notifying the corporation of the stockholder's desire to sell his stock in order to give the corporation opportunity to exercise its option to purchase, or default in delivery of stock after the corporation has given notice of its election to exercise any option to purchase.

                           Whenever herein the corporation shall be given
                  any right or option to purchase, redeem or otherwise acquire any shares of stock of the corporation in any manner whatsoever, such rights shall also accrue and may be exercised by any person, persons, firm or corporation designated by the corporation to purchase or acquire such stock or any part thereof.

                           If any one or more provisions of Section A, B or
                  C or of this Section D shall be declared to be invalid, it shall not affect the validity of any other provisions of said sections or this section or of the certificate of incorporation as amended, nor shall the fact that any shares of the corporation shall be held at any time by any party not entitled to hold the same or from whom the corporation might purchase the same under the provisions of this Section D relieve any other stockholder from compliance with the terms of the provisions of Sections A, B and C and of this Section D.

                           The term "employee" as used in Sections B and C
                  shall be deemed to include salaried officers.

                           The term "subsidiary" or "subsidiary company" as
                  used in the certificate of incorporation as amended shall be deemed to mean any company seventy-five per cent (75%) of whose outstanding shares of equity stock, as hereinafter defined, shall be owned by the corporation or by another subsidiary. The term "equity stock" as herein used means the outstanding class or classes of shares entitled upon liquidation of a company to the final distribution of all assets remaining after the payment and discharge of all obligations and after payment and distribution to all classes of shares entitled to priority on the distribution of assets.

                  E. No stockholder of any class of the corporation shall as such be entitled as of right to purchase or subscribe for stock of any class of the corporation, whether authorized by this certificate of incorporation or by any amendment to this certificate of incorporation or to purchase or subscribe for any other securities of the corporation whether or not such securities may be convertible into stock of any class of the corporation.

                  6. The aforesaid amendment to the Certificate of Incorporation was authorized, in accordance with Section 803(a) of the Business Corporation Law, by resolution of the board of directors of the Corporation adopted at a meeting held duly called and held on March 11, 2004, followed by the vote of the holders of a majority of all the outstanding shares of the Corporation entitled to vote thereon at a meeting of shareholders duly called and held on June 10, 2004.


                  IN WITNESS WHEREOF, we have signed this certificate of amendment on the 10th day of June, 2004 and we affirm the statements contained herein as true under penalties of perjury.

                                        GRAYBAR ELECTRIC COMPANY, INC.



                                        By:  /s/Robert A. Reynolds, Jr.
                                             --------------------------------
                                             Robert A. Reynolds, Jr.
                                             Chairman of the Board, President
                                             and Chief Executive Officer



                                        By:  /s/Thomas F. Dowd
                                             --------------------------------
                                             Thomas F. Dowd
                                             Vice President, Secretary
                                             and General Counsel